Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements No. 333‑250131 on Form S‑8 and No. 333‑236647 on Form S‑3 of First Citizens BancShares, Inc. (the "Company") and its subsidiaries of our report dated February 24, 2021, with respect to the consolidated financial statements of the Company for the year ended December 31, 2020.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Tysons, Virginia
February 24, 2023